Exhibit 10.1








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                     REVOLVING CREDIT AND SECURITY AGREEMENT

                                     BETWEEN

                               FLEET NATIONAL BANK

                                       AND

                                  HEMASURE INC.





                      -----------------------------------







                         Dated as of September 15, 1998




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                                TABLE OF CONTENTS


                                                                          Page

SECTION  1  DEFINITIONS....................................................1
            1.1     Definitions............................................1
            1.2     Accounting Terms.......................................6
            1.3     The Company............................................7

SECTION  2  DESCRIPTION OF CREDIT..........................................7
            2.1     The Revolving Loans....................................7
            2.2     Facility Fee...........................................8
            2.3     Reduction of Revolving Credit Commitment Amount........8
            2.4     The Note...............................................8
            2.5     Capital Requirements...................................8
            2.6     Payments and Prepayments of the Revolving Loans........9
            2.7     Method of Payment......................................9
            2.8     Overdue Payments.......................................9
            2.9     Holidays..............................................10
            2.10    Interest..............................................10

SECTION  3  CONDITIONS OF LOANS...........................................10
            3.1     Conditions Precedent to Initial Revolving Loan........10
            3.2     Conditions Precedent to all Revolving Loans...........12

SECTION  4  REPRESENTATIONS AND WARRANTIES................................12
            4.1     Organization and Qualification........................12
            4.2     Corporate Authority...................................13
            4.3     Valid Obligations.....................................13
            4.4     Consents or Approvals.................................13
            4.5     Title to Properties; Absence of Encumbrances..........13
            4.6     Financial Statements..................................13
            4.7     Changes...............................................14
            4.8     Defaults..............................................14
            4.9     Taxes.................................................14
            4.10    Material Agreements...................................14
            4.11    Material Licenses.....................................14
            4.12    Litigation............................................14
            4.13    Use of Proceeds.......................................14
            4.14    Existing Indebtedness.................................15
            4.15    Existing Investments..................................15
            4.16    Subsidiaries..........................................15
            4.17    Investment Company Act................................15

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            4.18    Compliance with ERISA.................................15
            4.19    FDA Compliance, Etc...................................15
            4.20    Environmental Matters.................................16

SECTION  5  AFFIRMATIVE COVENANTS.........................................17
            5.1     Financial Statements and other Reporting Requirements.17
            5.2     Conduct of Business...................................19
            5.3     Maintenance and Insurance.............................19
            5.4     Taxes.................................................20
            5.5     Inspection by the Bank................................20
            5.6     Maintenance of Books and Records......................20
            5.7     Maintenance of Accounts...............................20
            5.8     New Accounts and Investments..........................20
            5.9     Year 2000 Compliance..................................21
            5.10    Further Assurances....................................21

SECTION  6  NEGATIVE COVENANTS............................................21
            6.1     Indebtedness..........................................21
            6.2     Contingent Liabilities................................22
            6.3     Sale and Leaseback....................................22
            6.4     Encumbrances..........................................22
            6.5     Lines of Business.....................................23
            6.6     Merger; Consolidation; Sale or Lease of Assets........23
            6.7     Additional Stock Issuance.............................23
            6.8     Restricted Payments...................................23
            6.9     Transactions with Affiliates..........................24
            6.10    Investments...........................................24
            6.11    ERISA.................................................24
            6.12    Observance of Subordination Provisions, etc...........24
            6.13    Loans to Subsidiaries.................................24

SECTION  7  SECURITY......................................................24
            7.1     Security Interest.....................................24
            7.2     Location of Records and Collateral; Name Change.......25
            7.3     Status of Collateral..................................25

SECTION  8  DEFAULTS......................................................26
            8.1     Events of Default.....................................26
            8.2     Remedies..............................................28

SECTION  9  MISCELLANEOUS.................................................30
            9.1     Notices...............................................30
            9.2     Expenses..............................................31
            9.3     Set-Off...............................................31

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            9.4     Term of Agreement.....................................31
            9.5     No Waivers............................................31
            9.6     Governing Law.........................................32
            9.7     Amendments............................................32
            9.8     Binding Effect of Agreement...........................32
            9.9     Counterparts..........................................32
            9.10    Partial Invalidity....................................32
            9.11    Captions..............................................32
            9.12    WAIVER OF JURY TRIAL..................................32
            9.13    Entire Agreement......................................33


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                     REVOLVING CREDIT AND SECURITY AGREEMENT

                         Dated as of September 15, 1998


     THIS REVOLVING CREDIT AND SECURITY AGREEMENT is made as of September 15, 1998, by and between HEMASURE INC. (the "Company"), a Delaware corporation having its chief executive office at 140 Locke Drive, Marlborough, Massachusetts 01752 and FLEET NATIONAL BANK, formerly known as Fleet National Bank of Connecticut, N.A. successor by merger to Fleet National Bank of Massachusetts, N.A. (the "Bank"), a national banking association, having its head office at Fleet Center, One Federal Street, Boston, Massachusetts 02109.

                                    SECTION 1
                                   DEFINITIONS

     1.1 Definitions.

     All capitalized terms used in this Agreement (as defined below) or in the Note (as defined below) or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

     Affiliate. As applied to any Person, a spouse or relative of such Person, any member, director, executive or officer of such Person, any corporation, association, firm or other entity of which such Person is a member, director, executive or officer, and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

     Agreement. This Agreement, as the same may be supplemented or amended from time to time.

     Bank. See Preamble.

     BioSepra. BioSepra Inc., a Delaware corporation and a Subsidiary of Sepracor.

     Business Day. Any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business.

     Capital Expenditure. Any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of a nature that

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payment obligations of the lessee or obligor thereunder would be required by
GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

     Capital Lease. Any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Company. See Preamble.

     Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     Cross License Agreement. The Cross License Agreement dated as of January 1, 1994 between BioSepra and the Company as originally executed and delivered.

     Default. Any event or condition that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

     Encumbrances. See Section 6.4.

     Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Company or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

     ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Event of Default. Any event described in Section 8.1.

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     FDA. See Section 4.19.

     GAAP. Generally accepted accounting principles as defined by the United States Financial Accounting Standards Board, as from time to time in effect.

     Guarantees. As applied to the Company and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the balance sheet of the Company and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

     Guarantor. Sepracor as guarantor under the Guaranty Agreement.

     Guaranty Agreement. That certain Guaranty Agreement dated as of the date hereof executed by the Guarantor guaranteeing the obligations of the Company to the Bank.

     Hazardous Material. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (iv) which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

Indebtedness. As applied to the Company and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, Capital Leases, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Company and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Company or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under Capital Leases that is required to be capitalized on the balance sheet of the Company and its Subsidiaries, (v) all Guarantees, and (vi)

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all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Company or any of its Subsidiaries.

     Intellectual Property. See Section 7.1.

     Intellectual Property Security Agreement. The Intellectual Property Security Agreement dated the date hereof between the Company and the Bank whereby the Company has granted to the Bank a security interest in its Intellectual Property.

     Inventory. Goods, merchandise and other personal property, now owned or hereafter acquired by the Company, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in the Company's business.

     Investment. As applied to the Company and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

     Loan Account. The account on the books of the Bank in which will be recorded Revolving Loans made by the Bank to the Company pursuant to this Agreement, payments made on such Revolving Loans and other appropriate debits and credits as provided by this Agreement.

     Loan Documents. See Section 8.2.

     Managerial Expense. All salaries, costs, fees and other expenses directly or indirectly paid or payable by the Company to any shareholder or to any Affiliate of the Company for management services, except the direct salaries and expenses of executive personnel, the expenses of directors and fees and expenses among and between the Company and its Affiliates in the ordinary course of business and consistent with past practices.

     Material Licenses. See Section 4.11.

     Note. A promissory note of the Company, substantially in the form of Exhibit A hereto, evidencing the obligations of the Company to the Bank to repay the Revolving Loans.

     Notice of Borrowing. See Section 2.1(b).

     Obligations. Any and all obligations of the Company to the Bank hereunder and under the Note of every kind and description, direct or indirect, absolute or contingent, primary or

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secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     Permitted Encumbrances. See Section 6.4.

     Person. A corporation, an association, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

     Prime Rate. The rate of interest announced from time to time by the Bank at its office in Boston, Massachusetts as its Prime Rate.

     Qualified Investments. As applied to the Company and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper issued by companies organized under the laws of the United States or any state thereof and that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (iv) mutual or closed end funds that invest solely in investments described in clauses (i) through (iii) of this definition and (v) any repurchase agreement secured by any one or more of the foregoing.

     Restricted Payments. (a) Any dividend or other distribution, direct or indirect, on or on account of any shares of any class of stock of any of the Company now or hereafter outstanding and (b) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants or rights to purchase any such stock (including without limitation the repurchase of any such stock or warrant or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto), (c) any Managerial Expense, and (d)

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any payment of principal of, premium, if any, or interest on, or otherwise in respect of any Subordinated Indebtedness.

     Revolving Credit Commitment Amount. Five Million Dollars ($5,000,000) or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Section 2.3 or Section 8.2.

     Revolving Credit Period. The period beginning on the date hereof and extending through and including the Revolving Credit Termination Date or such earlier date on which the commitment to make Revolving Loans is terminated or the Revolving Credit Commitment Amount is reduced to zero in accordance with the terms of this Agreement.

     Revolving Credit Termination Date. August 31, 2000.

     Revolving Loans. See Section 2.1.(a).

     Sepracor. Sepracor Inc., a Delaware corporation and an Affiliate of the Company,

     Sepracor Credit Agreement. That certain Revolving Credit and Security Agreement dated as of December 31, 1996 between Sepracor and the Bank, as it may be amended, restated or modified from time to time.

     Subordinated Indebtedness. (a) the existing Indebtedness of the Company which is designated as "Subordinated Indebtedness" in Schedule 6.1 attached hereto, and (b) any other Indebtedness of the Company consented to in writing by the Bank which by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Note and to the Company's other obligations to the Bank hereunder by provisions reasonably satisfactory in form and substance to the Bank and its counsel.

     Subsidiary. Except for HemaSure A/S, any corporation, association, limited liability company, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Company or its Subsidiaries; or any other such organization the management of which is directly or indirectly controlled by the Company or a Subsidiary of the Company through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Company has, at least, a 50% ownership interest.

     1.2 Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by GAAP applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

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     1.3 The Company. All references herein to the Company and not to the
Company and its Subsidiaries shall refer only to the Company. All references to the Company and its Subsidiaries shall refer to the Company and its Subsidiaries on a consolidated basis.

                                    SECTION 2
                              DESCRIPTION OF CREDIT

     2.1 The Revolving Loans.

          (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Company made herein, the Bank agrees to make loans ("Revolving Loans") to the Company pursuant to Notices of Borrowing as delivered by the Company to the Bank from time to time, from and after the date hereof and prior to the Revolving Credit Termination Date; provided, that (1) the aggregate principal amount of Revolving Loans outstanding at any time shall not exceed the Revolving Credit Commitment Amount at such time; and (2) at the time the Company requests a Revolving Loan and after giving effect to the making thereof there has not occurred and is not continuing any Default or Event of Default. The Company agrees that it shall be an Event of Default if at any time the debit balance of the Loan Account shall exceed the Revolving Credit Commitment Amount unless the Company shall, upon demand by the Bank, pay, within two (2) Business Days, cash to the Bank to be credited to the Loan Account in such amount as shall be necessary to eliminate the excess.

          (b) If the Company determines to request a Revolving Loan, the Company shall deliver a written notice (a "Notice of Borrowing"), substantially in the form of Exhibit C annexed hereto with the blanks therein appropriately completed, to the Bank not later than 12:00 noon (Boston Time) on the date of the proposed borrowing; provided that at any time when the aggregate principal amount of Revolving Loans (including the principal amount of any Revolving Loan requested in any Notice of Borrowing delivered to the Bank) equals or exceeds $3,000,000 thereafter, but only for so long as such aggregate principal amount equals or exceeds $3,000,000, no Notice of Borrowing will be effective unless it is acknowledged by Sepracor as well as the Company. No Notice of Borrowing shall be revocable by the Company or Sepracor.

          (c) The Bank shall enter the Revolving Loans as debits in the Loan Account. The Bank shall also record in the Loan Account all payments made by the Company on account of the Revolving Loans, and may also record therein, in accordance with customary accounting practices, other debits and credits, and all interest, fees, charges and expenses chargeable to the Company under this Agreement. The debit balance of the Loan Account shall reflect the amount of the Company's Obligations to the Bank from time to time by reason of the Revolving Loans and other appropriate charges permitted hereunder. Periodically, but no less frequently than monthly, the Bank shall render a statement of account showing as of its date the debit balance of the Loan Account which, unless within thirty (30) days of the Company's receipt of such

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statement notice to the contrary is received by the Bank from the Company, absent manifest error, shall be considered correct and accepted by the Company and conclusively binding upon it.

          (d) Subject to the terms and conditions of this Agreement, the Bank shall make each Revolving Loan on the effective date specified therefor by crediting the amount of such Revolving Loan to the Company's demand deposit account with the Bank.

     2.2 Facility Fee. The Company shall pay to the Bank on the date hereof a facility fee of $25,000 (the "Facility Fee").

     2.3 Reduction of Revolving Credit Commitment Amount. The Company may from time to time by written notice delivered to the Bank by the Company at least five Business Days prior to the date of the requested reduction, reduce by integral multiples of Ten Thousand Dollars ($10,000) any unborrowed portion of the Revolving Credit Commitment Amount. No reduction of the Revolving Credit Commitment Amount shall be subject to reinstatement.

     2.4 The Note.

          (a) The Revolving Loans shall be evidenced by the Note which is payable to the order of the Bank and have a final maturity of the Revolving Credit Termination Date. The Note shall be dated on or before the date of the first Revolving Loan and shall have the blanks therein appropriately completed.

          (b) The Bank shall, and is hereby irrevocably authorized by the Company to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Revolving Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the Company with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The Bank is hereby irrevocably authorized by the Company to attach to and make a part of the Note a continuation of any such schedule as and when required. No failure on the part of the Bank to make any notation as provided in this subsection (b) shall in any way affect any Revolving Loan or the rights or obligations of the Bank or the Company with respect thereto.

     2.5 Capital Requirements. If after the date hereof, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein (including, without limitation, any change according to a prescribed schedule of increasing requirements), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, implementation, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, implementation, change or

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compliance) but for such adoption, implementation, change or compliance as a consequence of its Commitment to make Revolving Loans hereunder by any amount deemed by the Bank to be material, the Bank shall provide to the Company a written notice setting forth in reasonable detail the nature and amount of such fees and the Company shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank shall have determined to be necessary to compensate it for such reduction. The determination by the Bank of such amount, if done on the basis of any reasonable averaging and attribution methods, shall in the absence of manifest error be conclusive, and at the Company's request, the Bank shall demonstrate the basis of such determination.

     2.6 Payments and Prepayments of the Revolving Loans. On at least one (1) Business Day prior written notice to the Bank with respect to any Revolving Loans, the Company may, at its option, prepay the Revolving Loans and the Note in whole at any time or in part from time to time without penalty or premium. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans shall affect the Revolving Credit Commitment Amount or impair the Company's right to borrow as set forth in Section 2.1. On the Revolving Credit Maturity Date, the Company shall repay all outstanding Revolving Loans and the Note, together with all unpaid interest thereon and all fees and other amounts due hereunder with respect to the Revolving Loans.

     2.7 Method of Payment. All payments and prepayments of principal and all payments of interest shall be made by the Company to the Bank at One Federal Street, Boston, Massachusetts 02109 in immediately available funds, on or before 11:00 a.m. on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and the Company hereby authorizes the Bank to, debit the amount of any payment not made by such time to the demand deposit account of the Company with the Bank.

     2.8 Overdue Payments.

          (a) Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal amount of the Note and (to the extent permitted by law) on accrued but unpaid interest shall thereafter be payable on demand at a rate per annum equal to two percent (2%) above the interest rate otherwise in effect with respect to such Revolving Loans. Upon the cure of an Event of Default and the payment of interest at the default rate through the date of such cure, the interest rate shall revert to that provided for in Section 2.10.

          (b) If a payment of interest hereunder is not made in full within 10 days of the date when due, the Company will pay to the Bank a late fee equal to five percent (5%) of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's right to exercise any of its rights or remedies, including those provided in Section 8.2, if an Event of Default has occurred.

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     2.9 Holidays. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

     2.10 Interest. The Note shall bear interest on the unpaid principal amount thereof until paid in full at the rate or rates per annum determined (on the basis of the actual number of days elapsed over a 360-day year) and payable as follows:

          (a) The rate for the Revolving Loans shall be computed at the Prime Rate plus one-half of one percent (1/2%).

          (b) Interest on the Note shall be payable monthly in arrears on the first Business Day of each month, commencing on October 1, 1998 and at maturity (whether by acceleration or otherwise). The rate of interest payable on any portion of the outstanding principal balance of any Revolving Loan shall take effect simultaneously with the corresponding change in the Prime Rate.

                                    SECTION 3
                               CONDITIONS OF LOANS

     3.1 Conditions Precedent to Initial Revolving Loan. The obligation of the Bank to make its initial Revolving Loan is subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

          (a) this Agreement, duly executed by the Company;

          (b) the Note, duly executed by the Company;

          (c) the Intellectual Property Security Agreement duly executed by the Company in form and substance satisfactory to the Bank and its counsel;

          (d) the Guaranty Agreement duly executed by the Guarantor in form and substance satisfactory to the Bank and its counsel;

          (e) a certificate of the Secretary or an Assistant Secretary of the Company with respect to resolutions of the Board of Directors authorizing the execution and delivery of this Agreement, the Intellectual Property Security Agreement, the Note and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

          (f) a certificate signed by a principal officer of the Company, certifying that the conditions of Section 3.2.(b) have been fulfilled;



777794.1
                                       10

          (g) the certificate of incorporation of the Company and all amendments and supplements thereto, filed in the office of the Secretary of State of the State of Delaware, each certified by said Secretary of State as being a true and correct copy thereof;

          (h) the Bylaws of the Company and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof;

          (i) a certificate of the Secretary of State of the State of Delaware, as to legal existence and good corporate standing of the Company in such state and listing all documents on file in the office of said Secretary of State;

          (j) UCC-1 Financing Statements duly executed by the Company and recorded in the appropriate filing offices for all locations of the Company as set forth in the Perfection Certificate as executed by the Company and delivered to the Bank, substantially in the form of Exhibit B attached hereto with all blanks appropriately completed;

          (k) Lien searches against the Company in all appropriate state filing offices and in the United States Patent and Trademark Office and the United States Copyright Office;

          (l) UCC-3 Termination Statements and other appropriate lien discharge documentation terminating all liens except those consisting of Permitted Encumbrances.

          (m) Landlord Waiver as to the real property leased by the Company located at 140 Locke Drive, Marlborough, Massachusetts duly executed by the lessor of such property;

          (n) an insurance binder demonstrating compliance with Section 5.3;

          (o) a certificate signed by a principal officer of the Company, certifying that there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets, liabilities or earnings of the Company since the date of its most recent financial statement;

          (p) the Facility Fee;

          (q) an opinion addressed to it from Battle Fowler, counsel to the Company, in form and substance satisfactory to the Bank and its counsel;

          (r) an opinion addressed to it from Hale and Dorr LLP, counsel to Sepracor, in form and substance satisfactory to the Bank and its counsel; and

          (s) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

777794.1
                                       11

     3.2 Conditions Precedent to all Revolving Loans. The obligation of the Bank to make each Revolving Loan, including the initial Revolving Loan, or continue or convert the Revolving Loans to loans of another type, is further subject to the following conditions:

          (a) timely receipt by the Bank of the Notice of Borrowing as provided in Section 2.1;

          (b) the representations and warranties contained in Section 4 shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing and on the effective date of the making, continuation or conversion of each Revolving Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Revolving Loan;

          (c) the resolutions referred to in Sections 3.1.(e) shall remain in full force and effect; and

          (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Revolving Loans hereunder.

     The delivery of each Notice of Borrowing shall be deemed to be a representation and warranty by the Company on the date of the making, continuation or conversion of such Revolving Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement and to make the Revolving Loans hereunder, the Company represents and warrants to the Bank that:

     4.1 Organization and Qualification. Each of the Company and its Subsidiaries (a) is a corporation or stock company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operations, properties or business of the Company and its Subsidiaries, taken as a whole.

777794.1
                                       12

     4.2 Corporate Authority. The execution, delivery and performance of this Agreement and the Note and the transactions contemplated hereby are within the corporate power and authority of the Company and the execution, delivery and performance of the Note are within the corporate power and authority of the Company and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the shareholders of the Company, (b) contravene any provision of the charter documents or by-laws of the Company or any law, rule or regulation applicable to the Company, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Company, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Company.

     4.3 Valid Obligations. This Agreement and the Note are the legal, valid and binding obligations of the Company, each enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.4 Consents or Approvals. The execution, delivery and performance of this Agreement and the Note and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

     4.5 Title to Properties; Absence of Encumbrances. Each of the Company and its Subsidiaries has good and valid title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances hereto, and, except as so disclosed, free from all defects of title that would materially adversely affect such properties, assets or rights, taken as a whole.

     4.6 Financial Statements. The Company has furnished the Bank its consolidated and consolidating balance sheets of the Company and its Subsidiaries as of December 31, 1997, and the related consolidated and consolidating statements of income, changes in shareholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Coopers & Lybrand L.L.P. The Company has also furnished the foregoing unaudited financial statements to the Bank for the six-month period ending June 30, 1998. All such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of such date and the results of the operations of the Company and its Subsidiaries for such

777794.1
                                       13
period. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

     4.7 Changes. Since the date of the financial statements for the six-month period ending June 30, 1998 referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Company or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

     4.8 Defaults. As of the date hereof, no Default or Event of Default exists.

     4.9 Taxes. The Company and each Subsidiary has filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Company and each Subsidiary have been fully paid. The Company and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

     4.10 Material Agreements. Schedule 4.10 hereto accurately and completely lists all material leases, management, shareholder, partnership, joint venture, stock redemption or retirement, employment (including severance), non-competition and related agreements, if any, which are presently in effect in connection with the conduct of business of the Company and its Subsidiaries.

     4.11 Material Licenses. Schedule 4.11 hereto accurately and completely lists all material licenses and related agreements, if any, which are presently in effect in connection with the conduct of business of the Company and its Subsidiaries (the "Material Licenses"), and all such Material Licenses are in full force and effect.

     4.12 Litigation. Except as set forth in Schedule 4.12 hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Company's or any Subsidiary's officers, threatened, against the Company or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance (subject to deductibles and co-insurance requirements, however), could result in a forfeiture of all or any substantial part of the property of the Company or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Company or any Subsidiary.

     4.13 Use of Proceeds.

          (a) The Company will not, directly or indirectly, use any part of the proceeds of any of the Revolving Loans (i) for the purpose of making any Restricted Payment, (ii) for the purpose of purchasing or carrying any margin stock within the meaning of Regulations U and X (12 CFR Part 221 and 224) of the Board, or (iii) for any other purpose which would violate any provision of any other applicable statute, regulation, order or restriction.

777794.1
                                       14

          (b) The proceeds of the Revolving Loans shall be used exclusively for refinancing of existing debt and capital expenditures and other working capital and general corporate purposes of the Company.

     4.14 Existing Indebtedness. Schedule 6.1 hereto accurately and completely lists all existing Indebtedness of the Company and its Subsidiaries as of the date hereof.

     4.15 Existing Investments. Schedule 4.15 hereto accurately and completely lists the record owner, location and any relevant account numbers of all depository and operating accounts and marketable securities owned by the Company and its Subsidiaries as of the date hereof.

     4.16 Subsidiaries. As of the date hereof, all the Subsidiaries of the Company are listed in Schedule 4.16 hereto. The Company or a Subsidiary of the Company is the owner, free and clear of all liens and encumbrances, except as expressly provided in such schedule, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

     The Company's wholly-owned Danish subsidiary, HemaSure A/S, has discontinued operations and is currently in receivership in Denmark. There are no claims pending or, to the knowledge of the Company's officers, threatened, against the Company related to Hemasure A/S except for a claim by the former receiver of the estate of HemaSure A/S in the amount of $4,000,000 which the Company believes is without merit. The current receiver of the estate of HemaSure A/S has made no such claim, but has reserved the right to consider such claim.

     4.17 Investment Company Act. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

     4.18 Compliance with ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     4.19 FDA Compliance, etc. Without limiting the scope of Section 4.2, the Company and its Subsidiaries are in compliance in all material respects with all applicable foreign and federal and state laws and regulations, including all material rules, regulations and administrative orders of the United States Food and Drug Administration (the "FDA") and of foreign authorities with jurisdiction over the Company and its Subsidiaries. The Company and its Subsidiaries are

777794.1
                                       15
in compliance in all material respects with all of the applicable provisions of the Food, Drug and Cosmetic Act, as amended.

     4.20 Environmental Matters.

          (a) The Company and its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries.

          (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Company's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws.

          (c) To the best of the Company's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no property now or previously owned, leased or used by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

          (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Company or any of its Subsidiaries and no governmental actions have been taken or, to the best of the Company's knowledge, are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Company or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          (e) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any previous owner, tenant, occupant or user of any property owned, leased or used by the Company or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use,

777794.1
                                       16
generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent common in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of the Company have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Company, are any Hazardous Materials presently contained, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

                                    SECTION 5
                              AFFIRMATIVE COVENANTS

     So long as the Bank has any commitment to lend hereunder or any Revolving Loan or other Obligation hereunder remains outstanding, the Company covenants as follows:

     5.1 Financial Statements and other Reporting Requirements. The Company shall furnish to the Bank:

          (a) as soon as available to the Company and its Subsidiaries, but in any event within 90 days after the end of each of its fiscal years, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of, and a related statement of income, changes in shareholders' equity and cash flow for, such year, audited and certified by PricewaterhouseCoopers LLP (or other independent nationally recognized certified public accountants reasonably acceptable to the Bank) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

          (b) as soon as available to the Company, but in any event within 45 days after the end of each fiscal quarter, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income for, the period then ended, certified by the principal financial officer of the Company but subject, however, to normal, recurring year-end adjustments;

          (c) as soon as available to the Company, but in any event concurrently with the delivery of each financial statement pursuant to Section 5.1(a), a copy of each so-called management letter submitted to the Company or any of its Subsidiaries by independent certified

777794.1
                                       17
public accountants in connection with each annual audit of the books of the Company and its Subsidiaries by such accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Company or any such Subsidiary;

          (d) as soon as available to the Company and its Subsidiaries, but in any event within 90 days after the end of each fiscal year, projections for the Company and its consolidated Subsidiaries on a consolidating and consolidated basis for the current fiscal year, including projected balance sheets, income statements, cash flow statements and such other statements as the Bank may reasonably request and in form and substance satisfactory to the Bank, all prepared in good faith and based on assumptions which were reasonable when made;

          (e) promptly after the receipt thereof by the Company, copies of any reports submitted to the Company by independent public accountants in connection with any interim review of the accounts of the Company made by such accountants;

          (f) if and when the Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

          (g) promptly upon becoming aware of the existence of any condition or event that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

          (h) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries or HemaSure A/S of which it has notice, the outcome of which would have a materially adverse effect on the assets, business or prospects of the Company or the Company and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

          (i) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Company or any of its Subsidiaries or HemaSure A/S regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

          (j) promptly after the same become publicly available, copies of all registration statements, regular periodic reports and press releases filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission or any governmental authority

777794.1
                                       18
succeeding to any or all of the functions of said commission, or with any national securities exchange;

          (k) promptly upon receipt thereof, copies of any reports or other written information pertaining to the compliance by the Company with the provisions of Section 5.9 submitted to the Company or any of its Subsidiaries by any consultant or similar contractor; and

          (l) from time to time, such other financial data and information about the Company or its Subsidiaries or HemaSure A/S as the Bank may reasonably request.

     5.2 Conduct of Business. Each of the Company and its Subsidiaries shall:

          (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including, without limitation, the Food, Drug and Cosmetic Act, and all regulations promulgated by the FDA, all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

          (b) maintain its corporate existence; and

          (c) maintain its business as a developer of blood filtration and separation devices.

     5.3 Maintenance and Insurance. Each of the Company and its Subsidiaries shall maintain and keep its properties in good repair, working order and condition, and from time to time make all needful improvements thereto so that its business may be properly and advantageously conducted at all times. The Company will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Company insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses and will maintain or cause to be maintained, products liability, public liability and workmen's compensation insurance insuring the Company to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Bank satisfactory evidence of the same. Each insurance policy, to the extent applicable, pertaining to any of the Collateral shall: (i) name the Bank as an insured pursuant to a so-called "standard mortgagee clause"; (ii) provide that no action of the Company, or any tenant or subtenant shall void such policy as to the Bank; and (iii) provide that the Bank shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance of such proposed cancellation. Copies of all such policies shall be delivered to the Bank upon request. In the event of a casualty loss, the Company may apply the proceeds of any insurance to the restoration or replacement of the property or asset which was the subject of such loss, provided that (A) the Company shall have demonstrated to the reasonable satisfaction of the Bank that such property or asset will be restored to substantially its previous condition or will be replaced by a substantially identical property or asset, and (B) the Bank shall have received, if requested

777794.1
                                       19
by it, a favorable opinion from counsel for the Company satisfactory in scope and form to the Bank, as to the Bank's having a prior security interest in and valid first lien on such restored or replaced property or asset.

     5.4 Taxes. The Company shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

     5.5 Inspection by the Bank. The Company shall permit the Bank or its designees, at any reasonable time, and upon reasonable notice (or if a Default or Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Company and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Company and its Subsidiaries, (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with their appropriate officers, employees and accountants, and (iv) to arrange for verification of Accounts Receivable, under reasonable procedures, directly with account debtors or by other methods; and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments as the Bank may reasonably require more completely to vest in and assure to the Bank its rights hereunder or in any Collateral and to carry into effect the provisions and intent of this Agreement. In handling such information the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.1(a), (b), (c), (d) or (i) except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with the Company and its Subsidiaries,
(ii) to prospective transferees or purchasers of an interest in the Revolving Loans if they agree to be bound by the confidentiality obligations of this
Section 5.5, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

     5.6 Maintenance of Books and Records. Each of the Company and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and applicable law.

     5.7 Maintenance of Accounts. The Company will maintain its principal depository and operating accounts with the Bank and shall maintain in such accounts sufficient funds to make all principal and interest payments when due.


777794.1
                                       20

     5.8 New Accounts and Investments. The Company will notify the Bank in writing of any additions or changes in the ownership, location or relevant account numbers of any depository and operating accounts with a balance equal or greater than $100,000 and marketable securities owned by the Company and its Subsidiaries.

     5.9 Year 2000 Compliance. Not later than March 31, 1999, the Company shall have accomplished all actions necessary to assure that its computer-based systems are able to effectively process data, including dates, on and after January 1, 2000. The Company shall promptly notify the Bank in writing (i) in the event of any potential "Year 2000 Problem" (as hereinafter defined) and (ii) in the event that the Company believes that the requirement specified in the first sentence of this Section 5.9 has not been met or is not likely to be met by March 31, 1999. Such written notice shall specify and describe in detail the nature of the Year 2000 Problem, or reason for actual or anticipated failure to satisfy the requirements set forth in this Section 5.9, as the case may be, including a description of the equipment or systems involved, the event causing such Year 2000 Problem or actual or anticipated failure and the Company's plan to address such Year 2000 Problem or actual or anticipated failure. For purposes of this Section 5.9, the term "Year 2000 Problem" means any significant risk that computer hardware or software used in the Company's business or operations will not in the case of any dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000, and such significant risk would have a material adverse effect on the Company's business and operations.

     5.10 Further Assurances. At any time and from time to time the Company shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the Note.

                                    SECTION 6
                               NEGATIVE COVENANTS

     So long as the Bank has any commitment to lend hereunder or any Revolving Loan or other Obligation hereunder remains outstanding, the Company covenants as follows:

     6.1 Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

          (a) Indebtedness of the Company or any of its Subsidiaries to the Bank or any of its Affiliates;

          (b) Indebtedness existing as of the date hereof and disclosed in
Schedule 6.1 hereto and any refinancing of such indebtedness in amounts not exceeding the principal amount

777794.1
                                       21
thereof and on terms which are substantially the same as the terms of the refinanced indebtedness;

          (c) Indebtedness of the Company in the principal amount outstanding at any time not in excess of $1,000,000, to Sepracor;

          (d) Indebtedness secured by Permitted Encumbrances; and

          (e) Indebtedness in respect of Capital Leases and purchase money financing for tangible property used in the Company's business in the aggregate principal amount outstanding at any time not in excess of $1,000,000.

     6.2 Contingent Liabilities. Neither the Company nor any of its Subsidiaries shall create, incur, assume or remain liable with respect to any Guarantees other than the following:

          (a) Guarantees in favor of the Bank or any of its affiliates; and

          (b) Guarantees existing on the date hereof and disclosed in Schedule
6.2 hereto or in the financial statements referred to in Section 4.6.

     6.3 Sale and Leaseback. Neither the Company nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Company or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

     6.4 Encumbrances. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

          (a) Encumbrances in favor of the Bank or any of its affiliates;

          (b) Encumbrances existing as of the date hereof and disclosed in
Schedule 6.4 hereto and securing any refinancing of Indebtedness provided that such refinancing is permitted pursuant to Section 6.1(b);

          (c) Encumbrances for purchase money obligations or Capital Leases permitted pursuant to Section 6.1(e); provided that such Encumbrances shall not attach to property and assets of the Company or any Subsidiary not purchased with the proceeds of such purchase money obligations;


777794.1
                                       22

          (d) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4; and

          (e) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

     6.5 Lines of Business. Neither the Company nor any Subsidiary will engage in any line of business if as a result thereof the business of the Company and its Subsidiaries taken as a whole would be materially different from what it was on the date hereof.

     6.6 Merger; Consolidation; Sale or Lease of Assets. Neither the Company nor any of its Subsidiaries shall sell, lease or otherwise dispose of assets or properties, other than sales or leases of inventory in the ordinary course of business; or liquidate, merge or consolidate into or with any other person or entity, provided that any Subsidiary of the Company may merge or consolidate into or with the Company if no Default or Event of Default has occurred and is continuing or would result from such merger and if the Company is the surviving company.

     6.7 Additional Stock Issuance. The Company shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Company. Neither the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except (i) to the Company or any of its wholly-owned Subsidiaries or (ii) in connection with a transaction permitted by this Section
6.7 and by Section 6.6.

     6.8 Restricted Payments. The Company will not, and will not permit any Subsidiary to, declare, order, pay or make any Restricted Payment or set aside any sum or property therefor at any time; provided so long as no Default or Event of Default has occurred or is continuing or will be caused thereby, nothing herein shall be deemed to prohibit the making of (a) distributions of shares of the Company's capital stock as stock splits or stock dividends, (b) any cash dividend or distribution by any Subsidiary to the Company and (c) any other Restricted Payments for which Company shall have received the prior written consent of the Bank.

     The amount involved in any Restricted Payment declared, ordered, paid, made or set apart in property shall be deemed to be the greater of the fair market value thereof at the time of such distribution or payment (or the date of such transaction, as the case may be), as determined in

777794.1
                                       23
good faith by the Company, or the net book value thereof on the books of the Company as at such time.

     6.9 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any lease or other transaction with any shareholder of or with any Affiliate of the Company or such shareholder, on terms that are less favorable to the Company or such Subsidiary than those which might be obtained at the time from Persons who are not a shareholder or an Affiliate. Notwithstanding the preceding sentence, the Company may (1) enter into and perform the Cross License Agreement, (2) enter into an amended and restated cross license agreement replacing the Cross License Agreement if such amended and restated agreement is in form and substance acceptable to the Bank and its counsel and (3) engage in transactions expressly permitted by Sections 6.1, 6.6 and 6.7.

     6.10 Investments. Neither the Company nor any of its Subsidiaries shall make or maintain any investments other than (i) existing investments in Subsidiaries and HemaSure A/S and (ii) Qualified Investments. Neither the Company nor any of its Subsidiaries shall make any investments or advance any funds to or in respect of HemaSure A/S.

     6.11 ERISA. Neither the Company nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

     6.12 Observance of Subordination Provisions, etc. The Company will not make, or cause or permit to be made, any payments in respect of any Subordinated Indebtedness in contravention of the subordination and other payment provisions contained in the evidence of such Subordinated Indebtedness or in contravention of any written agreement pertaining thereto, nor will the Company (a) amend, modify or change in any manner any of such subordination or other payment provisions without the prior written consent of the Bank or (b) amend, modify or change in any manner adverse to the interests of the Bank any of the other provisions set forth in the agreements under which such Subordinated Indebtedness is outstanding or contained in the evidence of such Subordinated or other Indebtedness.

     6.13 Loans to Subsidiaries. Neither the Company nor any Subsidiary shall make any loan to any Subsidiary or HemaSure A/S.

                                    SECTION 7
                                    SECURITY

     7.1 Security Interest. As security for the payment and performance of all Obligations (including, without limitation, the Company's Obligations hereunder), the Bank shall have and

777794.1
                                       24
the Company hereby grants to the Bank a continuing security interest in all property of the Company of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including but not limited to the following (collectively, the "Collateral"): all furniture, and similar property of the Company; all Accounts of the Company; all contract rights of the Company; all other rights of the Company, including, without limitation, amounts due from affiliates, tax refunds, and insurance proceeds; all interest of the Company in goods or services as to which an Account Receivable shall have arisen; all files, records (including, without limitation, computer programs, tapes and related electronic data processing software) and writings of the Company or in which it has an interest in any way relating to the foregoing property; all goods, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by the Company or in which it has an interest which are now or may hereafter be in the possession of the Bank or as to which the Bank may now or hereafter control possession by documents of title or otherwise; all general intangibles of the Company (including, without limitation, all patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing; all rights to use patents, trademarks, trade names, service marks, and copyrights of any person and all trade secrets, know how and other intellectual property rights (collectively "Intellectual Property"); and any rights of the Company to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to in this Section 7.1); any other property of the Company, real or personal, tangible or intangible, in which the Bank now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Bank; any sums at any time credited by or due from the Bank to the Company, including deposits; and proceeds and products of all of the foregoing; provided that the Bank shall not be deemed to have a security interest in any technology license entered into by the Company and any third party other than an Affiliate or Subsidiary of the Company prior to the date hereof if the granting of such security interest by the Company would be a violation of such technology license. The provisions of this Section 7.1 applicable to general intangibles consisting of Intellectual Property are supplemented by the provisions of the Intellectual Property Security Agreement and any conflict between the provisions of this Agreement as applicable to such general intangibles and the Intellectual Property Security Agreement shall be resolved in favor of such Agreement.

     7.2 Location of Records and Collateral; Name Change. The Company shall give the Bank written notice of each location at which Collateral is or will be kept and of each office of the Company at which the records pertaining to its Accounts Receivable and contract rights are kept. Except as such notice is given, all Collateral is and shall be kept, and all records of the Company pertaining to Accounts and contract rights are and shall be kept at the Company's chief executive offices at 140 Locke Drive, Marlborough, Massachusetts 01752 or at the Bank. The Company shall give the Bank thirty (30) days prior written notice of any change in the name or corporate form of the Company or any change in the name under which the Company's business is transacted.


777794.1

     7.3 Status of Collateral. As of the date hereof, the Company has good and marketable title to all of its properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, the Collateral, free from all liens, charges and encumbrances whatsoever, except as disclosed on Schedule 6.4 hereof. At the time the Company pledges, sells, assigns or transfers to the Bank any instrument, document of title, security, chattel paper or other property (including Inventory, contract rights and Accounts) or any proceeds or products thereof, or any interest therein, the Company shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than the Bank or in any way encumbered, except as disclosed in Schedule 6.4 of this Agreement; and the Company shall defend the same against the claims and demands of all persons.

                                    SECTION 8
                                    DEFAULTS

     8.1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

          (a) the Company shall fail to pay when due (i) any amount of principal of any Revolving Loans, or (ii) any amount of interest thereon; or

          (b) the Company shall fail to pay within five (5) days after receipt of notice from the Bank any fees or expenses payable hereunder or under the Note; or

          (c) the Company shall fail to perform any term, covenant or agreement contained in Sections 5 (except Section 5.3) or 6 or shall fail to perform any term, covenant or agreement contained in the Intellectual Property Security Agreement; or

          (d) the Company shall fail to perform any term, covenant or agreement (other than those referred to above in this Section 8.1) contained in this Agreement and such default shall continue for thirty (30) days; or

          (e) any representation or warranty of the Company made in this Agreement or in the Note, or by the Company in the Intellectual Property Security Agreement, or by the Company in any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

          (f) the failure to pay at maturity, or within any applicable period of grace, any obligations of the Company or one of its Subsidiaries in excess of $250,000 in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations, the result of which failure is to permit the holder or holders of such indebtedness to cause such indebtedness

777794.1
                                       26
to become due prior to its stated maturity upon delivery of required notice and shall not have been waived pursuant thereto, if any; or

          (g) Sepracor shall fail to perform any material provisions of the Guaranty Agreement or the occurrence of an Event of Default under the Sepracor Credit Agreement; or

          (h) the Company shall default in any payment due on any Indebtedness in respect of borrowed money, any Capital Lease or the deferred purchase price of property with an outstanding principal amount in excess of $250,000 and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

          (i) the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding, as debtor, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

          (j) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Company or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Company or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Company or such Subsidiary and shall continue unstayed and in effect for any period of 60 days; or

          (k) a judgment or order for the payment of money shall be entered against the Company or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company or such Subsidiary, that in the aggregate exceeds $250,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

777794.1
                                       27

          (l) the Company or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (m) the termination, expiration or non-renewal of any license or other Material Agreement which termination, expiration or non-renewal has a material adverse effect on the existing business or prospects of the Company; or

          (n) any Person or Persons acting in concert (other than Sepracor), together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding stock of the Company, or

          (o) the Company shall have failed to give the Bank adequate notice pursuant to Section 5.9 and adequate written assurance that the Company will not be materially and adversely affected by any actual or potential Year 2000 Problem; or

          (p) the occurrence of any event related to HemaSure A/S which has a material adverse effect on the operations or assets of the Company or its Subsidiaries.

     8.2 Remedies. Upon the occurrence of an Event of Default described in Sections 8.1(i) and 8.1(j), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

          (a) the Bank's commitment to make any further Revolving Loans hereunder shall terminate;

          (b) the unpaid principal amount of the Revolving Loans together with accrued interest and all other Obligations hereunder shall become immediately due and payable in the same manner as though the Company had exercised its right to prepayment pursuant to Section 2.6 of this Agreement, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and


777794.1
                                       28

          (c) the Bank may exercise any and all rights it has under this Agreement, the Note or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

          (d) Upon the occurrence of any Event of Default and at any time thereafter (unless such Event of Default shall theretofore have been remedied), at the Bank's option: (i) the Bank shall thereupon be relieved of all of its obligations to make any Revolving Loans hereunder; (ii) the unpaid principal amount of the Note together with accrued interest thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and (iii) the Bank may exercise any and all rights it has under this Agreement, the Note, the Intellectual Property Security Agreement, the Guaranty Agreement, the other or any other documents or agreements executed in connection with the transactions contemplated by this Agreement (the "Loan Documents"), or by law or equity, and proceed to protect and enforce the Bank's rights by any action at law, suit in equity or other appropriate proceeding, whether for specific performance or for an injunction against a violation of any covenant contained herein or in any Loan Document or in aid of the exercise of any power granted hereby or thereby or by law.

          (e) Without limiting the rights of the Company set forth in this
Section 8.2 above, upon the occurrence of any Event of Default and at any time thereafter (such Event of Default not having been cured), the Bank shall have the right to take immediate possession of the Collateral, and for that purpose the Bank may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Company waives demand and notice with respect to and assents to any repossession of the Collateral. The Bank may dispose of the Collateral in any order and in any manner it chooses and may refrain from the sale of any real property, held as the Collateral, until the sale of personal property. Except for the Collateral which is perishable or threatens to decline speedily in value or which is of a type customarily sold on a recognized market, the Bank shall give to the Company at least ten (10) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. The residue of any proceeds of collection or sale, after satisfying all Obligations in such order of preference as the Bank may determine and making proper allowance for interest on Obligations not then due, shall be credited to any deposit account which the Company may maintain with the Bank, or, if there is no such account, held pending instructions from the Company. The Company shall remain liable for any deficiency.

          (f) The Bank may at any time in its sole discretion (after an Event of Default has occurred) transfer any securities or other property constituting the Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for Obligations or apply it on principal or interest due on Obligations. Insofar as the Collateral shall consist of Accounts or instruments, the Bank may, upon the occurrence of an Event of Default, without notice to or demand on the Company, demand and collect such Collateral as the Bank

777794.1
                                       29
may determine. For the purpose of realizing the Bank's rights therein, the Bank may receive, open and dispose of mail addressed to the Company and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of the Company. The powers conferred on the Bank by this Section are solely to protect the interest of the Bank and shall not impose any duties on the Bank to exercise any powers.

          (g) In addition to all other rights and remedies provided hereunder or by law, the Bank shall have in any jurisdiction where enforcement of this Agreement is sought the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

                                    SECTION 9
                                  MISCELLANEOUS

     9.1 Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or three (3) days after being properly deposited in the mails postage prepaid, or when sent by telex, answerback received, or electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below:

         If to the Company, at

                  Hemasure Inc.
                  140 Locke Drive
                  Marlborough, Massachusetts  01752
                  Attention:  James B. Murphy
                  Senior Vice President Finance and Administration Fax No.: 508-485-6045

                  with a copy to:

                  Battle Fowler LLP
                  Park Avenue Tower
                  75 East 55th Street
                  New York, NY  10022
                  Attention:  Luke P. Iovine, III, Esq.
                  Fax No.:  212-856-7816

                  If to the Bank, at

                  Fleet National Bank
                  One Federal Street
                  Boston, Massachusetts  02109
                  Attention:  Kimberly A. Martone

777794.1
                                       30

                  Vice President
                  Fax No.:  617-346-0151

                  with a copy to:

                  Palmer & Dodge LLP
                  One Beacon Street
                  Boston, MA  02108
                  Attention:  George Ticknor, Esquire
                  Fax No.:  617-227-4420

or at any other address specified by such party in writing.

     9.2 Expenses. The Company will pay on demand all reasonable expenses of the Bank in connection with the preparation, waiver or amendment of this Agreement, the Note or other documents executed in connection therewith, or the administration, default or collection of the Revolving Loans or other Obligations or administration, default, collection in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees and disbursements of outside legal counsel or accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

     9.3 Set-Off. Regardless of the adequacy of any Collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Company may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Company or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all Obligations of the Company to the Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Company hereby grants the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

     9.4 Term of Agreement. This Agreement shall continue in force and effect so long as the Bank has any commitment to make Revolving Loans hereunder or any Revolving Loan or any Obligation hereunder shall be outstanding.

     9.5 No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or

777794.1
                                       31
privilege. The rights and remedies herein and in the Note provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     9.6 Governing Law. This Agreement and the Note shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

     9.7 Amendments. Neither this Agreement nor the Note nor any provision of this Agreement or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Company.

     9.8 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns; provided that the Company may not assign or transfer its rights or obligations hereunder. The Bank may sell, transfer or grant participations in the Note to any foreign bank only with the prior written consent of the Company. The Company agrees that any permitted transferee or participant shall be entitled to the benefits of Sections 2.8, 2.9, 5.5 and 9.3 to the same extent as if such transferee or participant were the Bank hereunder; provided that notwithstanding any such transfer or participation, the Company may, for all purposes of this Agreement, treat the Bank as the person entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto.

     9.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

     9.10 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

     9.11 Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

     9.12 WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE COMPANY, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE COMPANY HAS

777794.1
                                       32

AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     9.13 Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

777794.1
                                       33

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  HEMASURE INC.


                                  By:      /s/ James B. Murphy
                                      ----------------------------
                                       Name:        James B. Murphy
                                       Title:       Senior Vice President


                                  FLEET NATIONAL BANK


                                  By:      /s/ Kimberly A. Martone
                                      ----------------------------
                                       Name:        Kimberly A. Martone
                                       Title:       Vice President



777794.1
                                       34

                                                                   SCHEDULE 4.10



                               MATERIAL AGREEMENTS

                        [To be furnished by the Company]

777794.1

                                                                   SCHEDULE 4.11

                                MATERIAL LICENSES

                        [To be furnished by the Company]

777794.1

                                                                   SCHEDULE 4.12


                                   LITIGATION

                        [To be furnished by the Company]

777794.1

                                                                   SCHEDULE 4.15


                              EXISTING INVESTMENTS

                        [To be furnished by the Company]

777794.1

                                                                   SCHEDULE 4.16


                                  SUBSIDIARIES

                        [To be furnished by the Company]

777794.1

                                                                    SCHEDULE 6.1


                              EXISTING INDEBTEDNESS

                        [To be furnished by the Company]

777794.1

                                                                    SCHEDULE 6.2

                               EXISTING GUARANTIES

                        [To be furnished by the Company]

777794.1

                                                                    SCHEDULE 6.4

                              EXISTING ENCUMBRANCES

                        [To be furnished by the Company]


777794.1